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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069, No. 333-86363)
and Form S-8 (No. 2-74004, No. 33-43918, No. 33-51817, No. 33-51821, No.
33-60037, No. 33-61703, No. 333-32185, No. 333-34004, No. 333-44358, No.
333-44360, No. 333-44362, No. 333-82573, and No. 333-85599) of E. I. du Pont de
Nemours and Company of our report dated February 15, 2002, relating to the consolidated financial statements, appearing on page 42 of the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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    PRICEWATERHOUSECOOPERS LLP
    Philadelphia, Pennsylvania
    March 21, 2002